FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

         This Fourth Amendment to Employment Agreement (the "Fourth Amendment") entered into as of the 31st day of December, 1998, is by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), and John
M. Mutz (the "Executive"). Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this Fourth Amendment collectively as the "Company".

         WHEREAS, the Executive has been employed by the Company pursuant to an Employment Agreement dated effective as of October 4, 1993 (the "Employment Agreement"), as amended by an Agreement dated August 30, 1996 (the "First
Amendment"), by a Second Amendment to Employment Agreement dated January 29, 1997 (the "Second Amendment"), and by an Agreement dated September 24, 1998 (the "Third Amendment");

         WHEREAS, the parties desire to extend the term of the Employment Agreement that currently terminates December 31, 1998, for an additional period of time upon certain terms and conditions;

         NOW, THEREFORE, the parties have agreed to enter into this Fourth Amendment which amends the Employment Agreement, as previously amended, as follows:

     1. The parties agree that Section 1(b) of the Employment Agreement is hereby amended to reflect that the term of the Employment Agreement shall continue until May 31, 1999.

     2. The parties agree that Section 2(a) of the Employment Agreement, as previously amended by the First Amendment, is hereby amended to reflect that during the remaining term of the Employment Agreement the Executive shall hold the titles of Vice President of Cinergy and President of PSI.

     3. The parties agree that Section 2(b) of the Employment Agreement is hereby amended to reflect that during the Term the Executive shall serve and continue to serve, if and when elected and reelected, as a member of PSI's Board of Directors.

     4. The parties agree that Section 3(d) of the Employment Agreement is hereby amended to reflect that, in addition to the other benefits provided for therein, effective January 1, 1999, the Executive shall become a participant in the Company's new Supplemental Executive Retirement Plan (SERP). Upon his retirement from the Company's employ on June 1, 1999, the Executive shall be credited with a pay replacement percentage under the SERP of 60%. Moreover, as to the Executive (i) the benefits payable under the SERP will be fully vested, and (ii) the amount of benefits payable to the Executive under the SERP shall be reduced by fifty percent (50%) of the amount of his "Reduced Primary Social Security Benefit" as defined in Cinergy's Non-Union Employees' Pension Plan, but will not be reduced by the amount of benefits payable to the Executive from any retirement plan of any of the Executive's employers previous to the Company. The parties further agree that the Executive shall be entitled to the greater of the retirement benefit calculated under the SERP (using the 60% pay replacement assumption) and the retirement benefit provided under the Company's Supplemental Retirement Plan as set forth in the Employment Agreement, assuming in both cases that he continues as an employee under those plans through May 31, 1999. Attached hereto as Exhibit A is a calculation of the estimated benefits payable to the Executive under the Supplemental Retirement Plan and the SERP as of May 31, 1999.




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     5. The parties further agree that Section 3(f) of the Employment  Agreement is hereby amended to reflect that effective May 31, 1999, ownership of the automobile furnished to the Executive by the Company shall be transferred to the Executive and the Company shall pay to the Executive any federal, state and local income taxes owed by him as a result of such transfer.

     6. The parties acknowledge that upon Executive's termination of employment on May 31, 1999, he will be entitled to the following benefits:

          (a) all benefits payable to him under the terms of the Company's Non-Union Employees' Pension Plan and its Non-Union Employees' 401(k) Plan;

          (b) the right to exercise the options for the Company's common stock that have been granted to him on or before May 31, 1999 (all of which shall be 100% vested upon his termination of employment), until the respective expiration dates of those options;

          (c) the payment as soon as practicable after January 1, 2000, but no later than April 1, 2000, of any Earned Target Grant Shares and any Earned Performance Shares under the 1997-1999 performance cycle of Cinergy's Long-Term Incentive Compensation Program;

          (d) the payment of benefits to which he is entitled under the Company's Executive Supplemental Life Insurance Program;

          (e) the continuation of his health insurance benefits pursuant to the terms of the Company's health insurance plan as it is in effect on May 31, 1999; and

          (f) the payment in March 2000 of any prorata award earned by the Executive under Cinergy's Annual Incentive Plan for 1999.

     7. The parties agree to discuss the establishment of a consulting services arrangement between the Executive and the Company to become effective June 1, 1999, which agreement will be on such terms and conditions as mutually agreed upon by the parties. The parties agree to use their best efforts to finalize such an agreement prior to March 31, 1999. In the event that no agreement is reached for the establishment of a consulting services agreement, (1) the Company shall continue to provide to the Executive secretarial support like that he is currently receiving under the Employment Agreement through December 31, 1999, and (2) Executive shall be nominated and elected to serve on the Board of Directors of PSI as Vice Chairman from June 1, 1999 until December 31, 1999.

     8. All other provisions of the Employment Agreement, First Amendment, Second Amendment, and Third Amendment remain unchanged by this Fourth Amendment.

         IN WITNESS WHEREOF, the Executive and the Company have caused this Fourth Amendment to Employment Agreement to be executed effective as of the day and year first above written.

CINERGY CORP., CINERGY SERVICES, INC.,
THE CINCINNATI GAS & ELECTRIC COMPANY,
and PSI ENERGY, INC.


By:  _________________________
       James E. Rogers
       Vice Chairman and
       Chief Executive Officer

         EXECUTIVE


-----------------------------
         John M. Mutz